Exhibit 10.1

Packaging Corporation of America

1999 Long-Term Equity Incentive Plan

Form of Stock Option Agreement

(Non-Qualified Stock Option)

By this agreement, Packaging Corporation of America grants to [NAME] an option to purchase shares of the Company’s common stock, $.01 par value, subject to the terms and conditions set forth below, in the attached Plan Prospectus, and in the PCA 1999 Long-Term Equity Incentive Plan, as may from time to time be amended and/or restated, all of which are an integral part of this Agreement. A copy of the 1999 Long-Term Equity Incentive Plan may be obtained from the Company upon request.

Grant Date
Expiration Date
Number of Options Granted

Option Exercise Price

This Option shall vest and become exercisable in installments on the dates specified below:

	Vesting	Number of Options	Cumulative
Years After Grant Date	Percentage	Exercisable	No. of Options

Less than one year	0%
At least 1, but less than 2 years	33%
At least 2, but less than 3 years	66%
At least 3 years	100%

Please indicate your acceptance of this Agreement by signing in the space provided below and returning this page to Halane Young, Director of Compensation and HRIS, located in Lake Forest. A timely return of this document within thirty days is appreciated.

Packaging Corporation of America

By:
Accepted and Agreed:

Paul T. Stecko
Chairman of the Board and CEO
Date